EX-99.B-77Q1(e)

SUB-ITEM 77Q1(e):    New or amended Registrant investment advisory contracts.

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

Appendix A and Appendix B to the Investment Management Agreement between Ivy Funds Variable Insurance Portfolios and Waddell & Reed Investment Management Company on behalf of each series of the Trust listed in Appendix A, amended and effective January 1, 2015, were filed with the Securities and Exchange Commission by EDGAR on April 29, 2015 in Post-Effective Amendment No. 65 to the Registration Statement on Form N-1A, and is incorporated by reference herein.

*****

Investment Management Fee Reduction Agreement between Waddell & Reed Investment Management Company and Ivy Funds Variable Insurance Portfolios on behalf of its series Ivy Funds VIP Real Estate Securities, effective May 1, 2015, was filed with the Securities and Exchange Commission by EDGAR on April 29, 2015 in Post-Effective Amendment No. 65 to the Registration Statement on Form N-1A, and is incorporated by reference herein.

*****

Investment Management Fee Reduction Agreement between Waddell & Reed Investment Management Company and Advantus Capital Management, Inc. regarding Ivy Funds VIP Real Estate Securities, effective May 1, 2015, was filed with the Securities and Exchange Commission by EDGAR on April 29, 2015 in Post-Effective Amendment No. 65 to the Registration Statement on Form N-1A, and is incorporated by reference herein.